                                                                  Exhibit 99.B13


                        TAX-EXEMPT NEW YORK MONEY MARKET FUND
                        INVESTORS FLORIDA MUNICIPAL CASH FUND
                       INVESTORS NEW JERSEY MUNICIPAL CASH FUND
                      INVESTORS PENNSYLVANIA MUNICIPAL CASH FUND
                                Subscription Agreement



               1. Share Subscription. The undersigned agrees to purchase from Tax-Exempt New York Money Market Fund (the "Fund") the number of shares (the "Shares") of the Fund's Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund, and Investors Pennsylvania Municipal Cash Fund (the "Portfolios"), without par value, set forth at the end of this Agreement on the terms and conditions set forth herein and in the Preliminary Prospectus ("Preliminary Prospectus") described below, and hereby tenders the amount of the price required to purchase these Shares at the price set forth at the end of this Agreement.

               The undersigned understands that the Fund has prepared a registration statement or an amendment thereto for filing with the Securities and Exchange Commission on Form N-1A, which contains the Preliminary Prospectus which describes the Fund, the Portfolios and the Shares. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Preliminary Prospectus.

               The undersigned recognizes that the Portfolios will not be fully operational until such time as it commences the public offering of its shares. Accordingly, a number of features of the Portfolios described in the Preliminary Prospectus, including, without limitation, the declaration and payment of dividends, and redemption of shares upon request of shareholders, are not, in fact, in existence at the present time and will not be instituted until the Portfolios registration under the Securities Act of 1933 is made effective.

               2. Registration and Warranties. The undersigned hereby represents and warrants as follows:

                    (a) It is aware that no Federal or state agency has made any findings or determination as to the fairness for investment, nor any recommendation or endorsement, of the Shares;

                    (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

                    (c) It recognizes that the Portfolios have no financial or operating history and, further, that investment in the Portfolios involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;

                    (d) It is purchasing the Shares for its own account, for investment, and not with any present intention of redemption, distribution, or resale of the Shares, either in whole or in part;

                    (e) It will not sell the Shares purchased by it without registration of the Shares under the Securities Act of 1933 or exemption therefrom;

                    (f) This Agreement and the Preliminary Prospectus and such material documents relating to the Fund as it has requested have been provided to it by the Fund and have been reviewed carefully by it; and

                    (g) It has also had the opportunity to ask questions of, and receive answers from, representatives of the Fund concerning the Fund and the terms of the offering.

               3. The undersigned recognizes that the Fund reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

               Number of Shares: 100,000 for each of the Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund and Investors Pennsylvania Municipal Cash Fund. Subscription price $1.00 per share for an aggregate price of $300,000.

               IN WITNESS WHEREOF, the undersigned has executed this instrument this 8th day of May, 1997.


                                      ZURICH KEMPER INVESTMENTS, INC.


                                      By:  /s/ Stephen B. Timbers
                                         ---------------------------------
                                             President, Chief Executive
                                      Title:  and Chief Financial Officer
                                            ------------------------------



                                      3